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                                                                     Exhibit 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               OF CONDUCTUS, INC.
                             a Delaware Corporation

                    (Pursuant to sections 242 and 245 of the
                        Delaware General Corporation Law)

         Conductus, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law") does hereby certify that:

         FIRST: The name of the Corporation is Conductus, Inc. and that the Corporation was originally incorporated on September 1, 1987 pursuant to the General Corporation Law; and

         SECOND: The following resolutions amending and restating the Corporation's Restated Certificate of Incorporation, as amended, were approved by the Board of Directors of the Corporation by unanimous written consent effective as of April 7, 2000 and were duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law at a meeting of the stockholders held in accordance with
Section 228 of the General Corporation Law:

              "Now, therefore, be it resolved that the Restated Certificate of Incorporation of the Corporation, as amended, be amended and restated in its entirety as follows:

                                    ARTICLE I

         The name of the Corporation (herein called the "Corporation") is CONDUCTUS, INC.

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware, 19805. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


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                                   ARTICLE IV

         A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is Thirty Million (30,000,000) shares. Twenty-five Million (25,000,000) shares, par value of one hundredths of a cent ($.0001) per share, shall be Common Stock, and Five Million (5,000,000) shares, par value of one hundredth of a cent ($.0001) per share, shall be Preferred Stock.

         B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C. COMMON STOCK.

         1. DIVIDEND RIGHTS. Subject to any preferential dividend rights applicable to the shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         2. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

         3. REDEMPTION.  The Common Stock is not redeemable.

         4. VOTING RIGHTS. The holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.





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                                    ARTICLE V

         Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

         The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders of the Corporation.

                                   ARTICLE VII

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

         No action may be taken by the stockholders of the Corporation without a meeting, and no consents in lieu of a meeting may be taken pursuant to Section 228 of the Delaware General Corporation Law.

                                    ARTICLE X

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



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                                   ARTICLE XI

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.











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         IN WITNESS WHEREOF, CONDUCTUS, INC. has caused this Amended and
Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 25th day of May, 2000.


                                               /s/ Charles E. Shalvoy
                                               -------------------------------
                                               CHARLES E. SHALVOY, President
                                               and Chief Executive Officer

ATTEST:


/s/ Ron Wilderink
-------------------------------------
RON WILDERINK
Vice President, Finance, Chief Financial Officer
and Secretary